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Exhibit 3.2

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF ENER1 TECHNOLOGIES, INC.


         Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being the Director and President of ENER1 Technologies, Inc. (hereinafter the "Corporation"), a Florida corporation, and desiring to amend and restate its Articles of Incorporation, does hereby certify:

         FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on June 13, 2002, Document No. P02000065736.

         SECOND: These Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation and all amendments to them, were adopted by all of the Directors of the Corporation and its sole shareholder on April 17, 2003. To effect the foregoing, the text of the Articles of Incorporation is hereby restated and amended as herein set forth in full:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is ENER1 Technologies, Inc.


                                   ARTICLE II
                                    DURATION

         The term of existence of the Corporation is perpetual.


                                   ARTICLE III
                                     PURPOSE

         The Corporation may transact any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.



Brian Pearlman, Esq., Fla. Bar. #157023
Adorno & Yoss, P.A.
350 E. Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.:  (954) 763-1200


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                                   ARTICLE IV
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                           1751 W. Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                                    ARTICLE V
                                  CAPITAL STOCK

         The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be Two Hundred Ten Million (210,000,000) shares, of which:

          (i) Two Hundred Million (200,000,000) shares shall be designated Common Stock, $.01 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders;

         (ii) Ten Million (10,000,000) shares shall be designated Preferred Stock. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.


                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office is: 1751 W. Cypress Creek Road, Suite 120, Fort Lauderdale, Florida 33309. The name of the Corporation's registered agent at that office is: Michael Zoi.


                                   ARTICLE VII
                                  INCORPORATOR

         The  name  and  address  of  the  person   signing  these  Articles  of
Incorporation as the Incorporator is Michael Zoi, 1751 W. Cypress Creek Road, Fort Lauderdale, Florida 33309.


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                                  ARTICLE VIII
                             AFFILIATED TRANSACTIONS

         The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.


                                   ARTICLE IX
                           CONTROL SHARE ACQUISITIONS

         The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

         THIRD: The foregoing amendment was adopted by all of the Directors and the sole holder of the Common stock of the Corporation pursuant to sections
607.0821 and 607.0704 of the Florida Business Corporation Act on October 30, 2002. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 17th day of April, 2003.


                                        /S/MICHAEL ZOI

                                        Michael Zoi, Director and President

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                          CERTIFICATE OF ACCEPTANCE BY
                                REGISTERED AGENT

         Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of ENER1 Technologies, Inc., a Florida corporation (the "Corporation"), in the Corporation's Amended and Restated Articles of Incorporation:

         Having been named as registered agent and to accept service of process for the Corporation at the registered office designated in the Corporation's Amended and Restated Articles of Incorporation, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligations of its position as registered agent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 17th day of April, 2003.

                                            /S/MICHAEL ZOI

                                            Michael Zoi
                                            Registered Agent


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